Exhibit 20

World Omni Auto Receivables Trust 2004-A

Monthly Servicer Certificate

October 31, 2004

Aggregate Note Amount	Aggregate Note Amount
Original	840,000,000.00

Note Balance @ 9/30/04	770,377,362.15
Principal distributable amount	31,370,213.97	*

Note Balance @ 10/31/04	739,007,148.18

Note Amount	Class A-1 Note Amount
Original	178,000,000.00

Note Balance @ 9/30/04	108,377,362.15
Principal distributable amount	31,370,213.97	*

Note Balance @ 10/31/04	77,007,148.18

Note Amount	Class A-2 Note Amount
Original	232,000,000.00

Note Balance @ 9/30/04	232,000,000.00
Principal distributable amount	—

Note Balance @ 10/31/04	232,000,000.00

Note Amount	Class A-3 Note Amount
Original	212,000,000.00

Note Balance @ 9/30/04	212,000,000.00
Principal distributable amount	—

Note Balance @ 10/31/04	212,000,000.00

Note Amount	Class A-4 Note Amount
Original	181,900,000.00

Note Balance @ 9/30/04	181,900,000.00
Principal distributable amount	—

Note Balance @ 10/31/04	181,900,000.00

Note Amount	Class B Note Amount
Original	36,100,000.00

Note Balance @ 9/30/04	36,100,000.00
Principal distributable amount	—

Note Balance @ 10/31/04	36,100,000.00

Distributable Amounts	Total
Interest Distributable Amount	1,945,407.64	*
Principal Distributable Amount	31,370,213.97

Total	33,315,621.61

Distributable Amounts	Class A-1
Interest Distributable Amount	156,202.64	*
Principal Distributable Amount	31,370,213.97

Total	31,526,416.61

Distributable Amounts	Class A-2
Interest Distributable Amount	498,800.00
Principal Distributable Amount	0.00

Total	498,800.00

Distributable Amounts	Class A-3
Interest Distributable Amount	581,233.33
Principal Distributable Amount	0.00

Total	581,233.33

Distributable Amounts	Class A-4
Interest Distributable Amount	600,270.00
Principal Distributable Amount	0.00

Total	600,270.00

Distributable Amounts	Class B
Interest Distributable Amount	108,901.67
Principal Distributable Amount	0.00

Total	108,901.67

Note Factors		Series A-1	Series A-2
	10/31/2004	43.2624428%	100.0000000%

Note Factors		Series A-3	Series A-4
	10/31/2004	100.0000000%	100.0000000%

Note Factors		Series B
	10/31/2004	100.0000000%

Pool Data	$	#
Original Pool Balance	848,484,848.48	34,241
Contracts added 9/23/04	232,500,924.64	16,173
Pool Balance at 9/30/04	781,996,691.31	48,513
Principal Payments	22,612,481.92	662
Defaulted Receivables	813,319.44	47
Pool Balance at 10/31/04	758,570,889.95	47,804
Overcollateralization Target Amount	24,653,553.92
Recoveries	302,611.17

Weighted Average APR	7.59%
Weighted Average Remaining Term	56.43

	Aggregate Net Losses	Net Loss Ratio
August	3,746.99	0.005%
September	209,566.90	0.313%
October	510,708.27	0.784%

Average Net Loss Ratio		0.367%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

Account Balances	Advance	Reserve Fund
Balance as of 9/30/04	82,139.54	12,162,046.82
Balance as of 10/31/04	99,044.88	12,181,054.27
Change	16,905.34	19,007.45
Reserve Fund Requirement		11,880,851.44
Reserve Fund Supplemental Requirement/(Excess)		(300,202.83)

		Pre-Funding
Balance as of 9/30/04		0.00
Balance as of 10/31/04		86.71
Change		86.71

	Maximum Carry	Negative Carry
Balance as of 9/30/04	—	—
Balance as of 10/31/04	—	414.56
Change	—	414.56
Excess to be Distributed

Distribution per $1,000	Total
Distribution Amount	39.6614543

Interest Distribution Amount	2.3159615
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	37.3454928

Distribution per $1,000	Class A-1
Distribution Amount	177.1147000

Interest Distribution Amount	0.8775429
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	176.2371571

Distribution per $1,000	Class A-2
Distribution Amount	2.1500000

Interest Distribution Amount	2.1500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-3
Distribution Amount	2.7416667

Interest Distribution Amount	2.7416667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class A-4
Distribution Amount	3.3000000

Interest Distribution Amount	3.3000000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Distribution per $1,000	Class B
Distribution Amount	3.0166667

Interest Distribution Amount	3.0166667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

Servicing Fee	Total
Amount of Servicing Fee Paid	651,663.90
Total Unpaid	0.00

Delinquent Receivables	#	$
Past Due 31-60 days	479	6,649,924.76
Past Due 61-90 days	70	1,098,632.82
Past Due 91 + days	20	402,708.47

Total	569	8,151,266.05

*	Includes $5,857,537.76 of principal collected in September related to the Pre-Funding units. The Interest Distributable Amount also includes interest on the $5,857,537.76.